Exhibit 11.2

PricewaterhouseCoopers


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                               ------------------


We consent to the inclusion in the Post-Effective Amendment No. 12 to the Registration Statement of the Tax Exempt Proceeds Fund, Inc. on Form N-1A (File No. 33-25747) of our report dated July 31, 1997 on our audit of the financial statements and the financial highlights of Tax Exempt Proceeds Fund, Inc. as of June 30, 1997.




                                               /s/ PricewaterhouseCoopers L.L.P.
                                                   PricewaterhouseCoopers L.L.P.



New York, New York
October 23, 1998